Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2020 Fourth Quarter and Year-End Results
Richmond, VA, February 18, 2021-Kinsale Capital Group, Inc. (Nasdaq: KNSL) reported net income of $38.2 million, $1.65 per diluted share, for the fourth quarter of 2020 compared to $17.9 million, $0.79 per diluted share, for the fourth quarter of 2019. Net income was $88.4 million, $3.87 per diluted share, for the year ended December 31, 2020 compared to $63.3 million, $2.86 per diluted share, for the year ended December 31, 2019. For the fourth quarter and year ended December 31, 2020, net income included after-tax catastrophe losses of $4.8 million and $18.3 million, respectively. For the fourth quarter and year ended December 31, 2019, net income included after-tax catastrophe losses of $1.2 million and $2.4 million, respectively.
Net operating earnings(1) were $26.3 million, $1.14 per diluted share, for the fourth quarter of 2020 compared to $14.3 million, $0.63 per diluted share, for the fourth quarter of 2019. Net operating earnings(1) were $72.3 million, $3.16 per diluted share, for the year ended December 31, 2020 compared to $53.2 million, $2.41 per diluted share, for the year ended December 31, 2019.

Highlights for the fourth quarter of 2020 included:
•Net income increased by 113.9% compared to the fourth quarter of 2019
•Net operating earnings(1) increased by 83.8% compared to the fourth quarter of 2019
•33.7% growth in gross written premiums to $149.9 million compared to the fourth quarter of 2019
•17.1% increase in net investment income to $6.5 million compared to the fourth quarter of 2019
•88.1% increase in underwriting income(2) to $21.6 million compared to the fourth quarter of 2019, resulting in a combined ratio of 81.6%
•19.0% annualized operating return on equity(4) for the fourth quarter of 2020

Highlights for the full year of 2020 included:
•Net income increased by 39.6% compared to the full year of 2019
•Net operating earnings(1) increased by 35.8% compared to the full year of 2019
•41.9% growth in gross written premiums to $552.8 million compared to the full year of 2019
•29.7% increase in net investment income to $26.1 million compared to the full year of 2019
•26.5% increase in underwriting income(2) to $54.7 million compared to the full year of 2019, resulting in a combined ratio of 86.7%
•14.7% operating return on equity(4) for the year ended December 31, 2020
(1) Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
"We concluded the year with another strong quarter with growth in gross written premiums of 34% and a combined ratio of just under 82%. This past year provided remarkable opportunities as well as challenges. We again capitalized on favorable market conditions where we generated record premium growth during the year of 42%, while successfully navigating through heightened catastrophe levels and the impact of the pandemic. Our results highlight the strength and durability of our business model and we are optimistic about delivering another successful year in 2021," said President and Chief Executive Officer, Michael P. Kehoe.

Results of Operations
Underwriting Results
Gross written premiums were $149.9 million for the fourth quarter of 2020 compared to $112.1 million for the fourth quarter of 2019, an increase of 33.7%. Gross written premiums were $552.8 million for the year ended December 31, 2020 compared to $389.7 million for the year ended December 31, 2019, an increase of 41.9%. Growth in gross written premiums during the fourth quarter and year ended December 31, 2020 over the same periods last year was driven by higher submission activity and premium rates on bound accounts.
Underwriting income(2) was $21.6 million, resulting in a combined ratio of 81.6%, for the fourth quarter of 2020, compared to $11.5 million, and a combined ratio of 86.1% for the same period last year. The increase in underwriting income(2) for the fourth quarter of 2020 was due primarily to premium growth quarter over quarter and higher favorable development on loss reserves from prior accident years. These increases were offset in part by higher catastrophe losses in the fourth quarter of 2020 compared to the prior year period. Loss and expense ratios were 58.8% and 22.8%, respectively, for the fourth quarter of 2020 compared to 62.1% and 24.0% for the fourth quarter of 2019. The loss ratios included current accident year catastrophe losses of $6.1 million, or 5.1 points, for the fourth quarter of 2020, and $1.5 million, or 1.8 points, for the fourth quarter of 2019. Favorable development on reserves from prior accident years was $3.7 million, or 3.1 points, for the fourth quarter of 2020, and $1.1 million, or 1.3 points, for the fourth quarter of 2019.
Underwriting income(2) was $54.7 million, resulting in a combined ratio of 86.7%, for the year ended December 31, 2020, compared to $43.2 million, and a combined ratio of 84.7% for the prior year. The increase in underwriting income(2) for the year ended December 31, 2020 was due primarily to premium growth year over year and the improvement in the development of loss reserves from prior accident years, offset in part by higher catastrophe losses. Loss and expense ratios were 63.9% and 22.8%, respectively, for the year ended December 31, 2020 compared to 59.9% and 24.8%, respectively, for the year ended December 31, 2019. The loss ratios included current accident year catastrophe losses of $23.2 million, or 5.6 points, for the year ended December 31, 2020 and $3.0 million, or 1.1 points, for the year ended December 31, 2019. Favorable development on reserves from prior accident years was $13.3 million, or 3.2 points, for the year ended December 31, 2020 and $9.4 million, or 3.3 points, for the year ended December 31, 2019.

Summary of Operating Results
The Company’s operating results for the three months and year ended December 31, 2020 and 2019 are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	($ in thousands)
Gross written premiums	$149,910	$112,137	$552,814	$389,694
Ceded written premiums	(19,599)	(12,582)	(74,595)	(47,633)
Net written premiums	$130,311	$99,555	$478,219	$342,061

Net earned premiums	$117,792	$82,782	$412,754	$282,981
Losses and loss adjustment expenses	69,334	51,442	263,802	169,563
Underwriting, acquisition and insurance expenses	26,825	19,840	94,296	70,217
Underwriting income(2)	$21,633	$11,500	$54,656	$43,201

Loss ratio	58.8%	62.1%	63.9%	59.9%
Expense ratio	22.8%	24.0%	22.8%	24.8%
Combined ratio	81.6%	86.1%	86.7%	84.7%

Annualized return on equity(3)	27.5%	17.9%	18.0%	18.9%
Annualized operating return on equity(4)	19.0%	14.4%	14.7%	15.9%
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(4)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See discussion of "Non-GAAP Financial Measures" below.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three months and year ended December 31, 2020 and 2019:

	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$66,983	56.8%	$51,022	61.6%
Current accident year - catastrophe losses	6,061	5.1%	1,493	1.8%
Effect of prior accident year development	(3,710)	(3.1)%	(1,073)	(1.3)%
Total	$69,334	58.8%	$51,442	62.1%

	Year Ended December 31, 2020		Year Ended December 31, 2019
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$253,948	61.5%	$175,939	62.1%
Current accident year - catastrophe losses	23,192	5.6%	3,047	1.1%
Effect of prior accident year development	(13,338)	(3.2)%	(9,423)	(3.3)%
Total	$263,802	63.9%	$169,563	59.9%

Investment Results
The Company’s net investment income was $6.5 million in the fourth quarter of 2020 compared to $5.5 million in the fourth quarter of 2019, an increase of 17.1%. Net investment income was $26.1 million for the full year of 2020 compared to $20.1 million for the full year of 2019. This increase was primarily due to growth in our investment portfolio balance generated from the investment of operating funds since December 31, 2019 and from proceeds from our equity offerings. The Company’s investment portfolio, excluding cash and cash equivalents, had a gross investment return(5) of 2.9% for the year ended December 31, 2020 compared to 3.1% for the year ended December 31, 2019. Funds are generally invested conservatively in high quality securities, including government agency, mortgage-backed, municipal and corporate bonds with an average credit quality of "AA-." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.3 years at both December 31, 2020 and 2019. Cash and invested assets totaled $1.3 billion at December 31, 2020 compared to $908.2 million at December 31, 2019.
(5)    Gross investment return is investment income from fixed-maturity and equity securities, before any deductions for fees and expenses, expressed as a percentage of average beginning and ending balances of those investments during the period.
Other
Total comprehensive income, which includes net income and the change in after-tax unrealized gains and losses from the Company’s available-for-sale investments, was $116.3 million for the full year of 2020 compared to $78.1 million for the full year of 2019. The increase in total comprehensive income for the year ended 2020 over the prior year was due to higher net income as well as an increase in the fair value of the Company's fixed-maturity investments.
The effective tax rate for the year ended December 31, 2020 was 11.9%. The effective tax rate was lower than the federal statutory rate primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
Stockholders' equity was $576.2 million at December 31, 2020, compared to $405.9 million at December 31, 2019. Operating return on equity was 14.7% for the full year of 2020, a decrease from 15.9% for the full year of 2019, which was attributable primarily to the proceeds received from the Company's equity offering in the third quarter of 2020 and catastrophe losses incurred during the year, offset in part by higher net income.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the net change in the fair value of equity securities, after taxes, and net realized gains and losses on investments, after taxes. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.
For the three months and year ended December 31, 2020 and 2019, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	($ in thousands, except per share data)
Net operating earnings:
Net income	$38,181	$17,853	$88,419	$63,316
Change in fair value of equity securities, after taxes	(10,385)	(3,428)	(13,315)	(9,787)
Net realized gains on investments, after taxes	(1,467)	(102)	(2,791)	(284)
Net operating earnings	$26,329	$14,323	$72,313	$53,245

Diluted operating earnings per share:
Diluted earnings per share	$1.65	$0.79	$3.87	$2.86
Change in fair value of equity securities, after taxes, per share	(0.45)	(0.15)	(0.58)	(0.44)
Net realized gains on investments, after taxes, per share	(0.06)	—	(0.12)	(0.01)
Diluted operating earnings per share(1)	$1.14	$0.63	$3.16	$2.41

Operating return on equity:
Average equity(2)	$555,185	$397,958	$491,059	$334,933
Annualized return on equity(3)	27.5%	17.9%	18.0%	18.9%
Annualized operating return on equity(4)	19.0%	14.4%	14.7%	15.9%
(1)    Diluted operating earnings per share may not add due to rounding.
(2)    Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(3)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(4)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, the net change in the fair value of equity securities, net realized gains and losses on investments, other income, other expenses and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

For the three months and year ended December 31, 2020 and 2019, net income reconciles to underwriting income as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net income	$38,181	$17,853	$88,419	$63,316
Income tax expense	4,639	3,669	11,994	12,735
Income before income taxes	42,820	21,522	100,413	76,051
Other expenses	353	—	1,375	57
Net investment income	(6,497)	(5,547)	(26,110)	(20,133)
Change in fair value of equity securities	(13,146)	(4,339)	(16,855)	(12,389)
Net realized investment gains	(1,857)	(129)	(3,533)	(359)
Other income	(40)	(7)	(634)	(26)
Underwriting income	$21,633	$11,500	$54,656	$43,201

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, February 19, 2021, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 1081715, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on April 19, 2021.

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	(in thousands, except per share data)
Gross written premiums	$149,910	$112,137	$552,814	$389,694
Ceded written premiums	(19,599)	(12,582)	(74,595)	(47,633)
Net written premiums	130,311	99,555	478,219	342,061
Change in unearned premiums	(12,519)	(16,773)	(65,465)	(59,080)
Net earned premiums	117,792	82,782	412,754	282,981

Net investment income	6,497	5,547	26,110	20,133
Change in fair value of equity securities	13,146	4,339	16,855	12,389
Net realized investment gains	1,857	129	3,533	359
Other income	40	7	634	26
Total revenues	139,332	92,804	459,886	315,888

Expenses
Losses and loss adjustment expenses	69,334	51,442	263,802	169,563
Underwriting, acquisition and insurance expenses	26,825	19,840	94,296	70,217
Other expenses	353	—	1,375	57
Total expenses	96,512	71,282	359,473	239,837
Income before income taxes	42,820	21,522	100,413	76,051
Income tax expense	4,639	3,669	11,994	12,735
Net income	38,181	17,853	88,419	63,316

Other comprehensive income
Change in unrealized gains (losses) on available-for-sale investments, net of taxes	3,523	(1,803)	27,862	14,774
Total comprehensive income	$41,704	$16,050	$116,281	$78,090

Earnings per share:
Basic	$1.69	$0.81	$3.96	$2.94
Diluted	$1.65	$0.79	$3.87	$2.86

Weighted-average shares outstanding:
Basic	22,611	22,060	22,319	21,528
Diluted	23,073	22,645	22,852	22,136

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
	(in thousands)
Assets
Investments:
Fixed-maturity securities at fair value	$1,081,800	$729,532
Equity securities at fair value	129,662	78,294
Total investments	1,211,462	807,826

Cash and cash equivalents	77,093	100,408
Investment income due and accrued	6,637	4,743
Premiums receivable, net	48,641	34,483
Reinsurance recoverable	93,215	72,574
Ceded unearned premiums	24,265	16,118
Deferred policy acquisition costs, net of ceding commissions	31,912	23,564
Intangible assets	3,538	3,538
Deferred income tax asset, net	—	3,374
Other assets	50,133	23,922
Total assets	$1,546,896	$1,090,550

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$636,013	$460,058
Unearned premiums	260,986	187,374
Payable to reinsurers	12,672	7,151
Accounts payable and accrued expenses	13,651	12,366
Credit facility	42,570	16,744
Deferred income tax liability, net	4,648	—
Other liabilities	118	977
Total liabilities	970,658	684,670

Stockholders' equity	576,238	405,880
Total liabilities and stockholders' equity	$1,546,896	$1,090,550